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                      [LETTERHEAD OF WOODBURN AND WEDGE]

                                                                     Exhibit 5.2



                                 May 1, 2000

Sierra Pacific Resources
6100 Neil Road
P.O. Box 3015000
Reno, Nevada 89520-3150

         Re:  SIERRA PACIFIC RESOURCES, A NEVADA CORPORATION (THE "COMPANY")

Ladies and Gentlemen:

         We have acted as Nevada counsel to the Company in connection with the Registration Statement on Form S-3 (No. 333-80149) as filed with the Securities and Exchange Commission on June 8, 1999 (the "Registration Statement"), relating to the proposed issuance and sale from time to time of up to $500,000,000 of senior debt securities (the "Notes") in one or more separate series. The Notes are to be issued pursuant to an Indenture dated as of May 1, 2000 (the "Indenture"), between the Company and Bank of New York, as Trustee (the "Indenture Trustee").

         In connection with rendering this opinion, we have examined such corporate records, certificates and other documents as we have considered necessary for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures (other than officers of the Company), the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid records, certificates and documents.

         We have reviewed the following documents for purposes of this opinion:

         (i)      the Registration Statement;

         (ii) the Preliminary Prospectus dated May 1, 2000 (the "Prospectus"), and the Preliminary Prospectus Supplement dated May 1, 2000 (the "Prospectus Supplement");

         (iii)    the Indenture;


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Sierra Pacific Resources
May 1, 2000
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         (iv)     the form of Note;

         (v) the Company's Restated Articles of Incorporation, and all amendments thereto;

         (vi)     the Company's By-laws as now in effect;

         (vii) Resolutions adopted by the Board of Directors of the Company on July 13, 1999; and

         (viii) a Certificate of Existence for the Company, dated April 19, 2000, issued by the Secretary of State of Nevada confirming the corporate existence and good standing of the Company as a Nevada corporation.

         Based upon the foregoing and the examination of such legal authorities as we have deemed relevant, and subject to the qualifications and further assumptions set forth below, we are of the opinion that:

         1. The Company (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and (b) has the corporate power and authority to own or lease and operate its properties and to carry on its business as presently conducted and as described in the Prospectus and Prospectus Supplement.

         2. The Company has the corporate power and authority to authorize, execute and deliver the Indenture.

         3. The Company has the corporate power and authority to authorize, issue and sell the Notes on the terms and conditions set forth in the Prospectus and Prospectus Supplement, the Notes have been duly authorized by the Company and, when issued and sold as provided in the Indenture, Registration Statement, Prospectus and Prospectus Supplement, the Notes shall constitute the legal, valid and binding obligations of the Company subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights of remedies of creditors and with respect to specific performance or injunctive relief to the discretion of the court before which any proceedings therefor may be brought.

         We hereby consent:

         1. To being named in the Registration Statement and in any amendments thereto as counsel for the Company;

         2. To the statements with reference to our firm made in the Registration Statement; and


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Sierra Pacific Resources
May 1, 2000
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         3.       To the filing of this opinion as an exhibit to the
                  Registration Statement.

                                            Very truly yours,

                                            WOODBURN AND WEDGE

                                            By: /s/ Gregg P. Barnard
                                                ----------------------------
                                                Gregg P. Barnard